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                       CONSENT OF INDEPENDENT ACCOUNTANTS




        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-79131) and in the related prospectus, of our report, dated January 31, 2001, relating to the consolidated financial statements of Vista Bancorp Inc. and Subsidiary, included in the Annual Report on Form 10-K for the year ended December 31, 2000.




                                        /s/ Mc Gladrey & Pullen, LLP
                                        --------------------------------
                                            Mc Gladrey & Pullen, LLP




Blue Bell, Pennsylvania
March 28, 2001

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